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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 22, 2003


                          Winton Financial Corporation
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             (Exact name of registrant as specified in its charter)



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
                Ohio                               0-18993                               31-1303854
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  (State or other jurisdiction of                (Commission                 (IRS Employer Identification No.)
           incorporation)                       File Number)
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                    5511 Cheviot Road, Cincinnati, Ohio 45247
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (513) 385-3880
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          (Former name or former address, if changed since last report)


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                                    FORM 8-K

Item 4.  Other Events and Regulation FD Disclosure.
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         On December 22, 2003, Winton Financial Corporation ("WFC") announced to its employees that loan production has slowed down substantially during the past weeks. In August 2003, The Winton Savings and Loan Co., WFC's wholly owned subsidiary ("Winton"), closed 392 loans for $59.4 million. However, in November 2003, Winton closed 87 loans for $15.5 million. Unless interest rates decline and refinancing once again picks up, Winton's mortgage banking revenue can be expected to continue to decline. In an effort to offset this revenue decline, management has implemented a cost reduction plan to trim controllable expenditures and improve efficiencies.

Item 7.  Financial Statements and Exhibits.
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         (a), (b) and (c).  Not applicable.



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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 WINTON FINANCIAL CORPORATION



                                 By: /s/ Jill M. Burke
                                     -----------------------------------------
                                     Jill M. Burke, Chief Financial Officer


Date:  December 22, 2003